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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 18, 2002, with respect to the financial statements of Goodman Fielder Limited included in Amendment No. 4 to the Registration Statement (FORM F-4 NO. 333-98141) and related Prospectus of Burns, Philp & Company Limited for the registration of $400,000,000, 9-3/4% Series B Senior Subordinated Notes due 2012.

                                                               /s/ Ernst & Young
                                                               Ernst & Young
Sydney, Australia
January 22, 2004